SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): May 21, 2003 (date of receipt of accountant's letter)

                        Price Communications Corporation
               (Exact Name of Registrant as Specified in Charter)


          New York                        1-8309                 13-2991700
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


                              45 Rockefeller Plaza
                            New York, New York 10020
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 757-5600

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     We are delighted with the letter of Deloitte & Touche in response to our Form 8-K of two weeks ago, agreeing with our important statements concerning their release. We are further pleased that Deloitte agrees that the minor "disagreement" which Deloitte had with the financial statements dating from 1999 audited by our former accountants, Arthur Andersen, "was ultimately resolved" and is fully explained in our Form 10-K for the year ended December 31, 2002. This matter had no financial impact on the Company.

     We are pleased that we are closing our relationship with Deloitte & Touche on this positive note.





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




ITEM 7.       EXHIBITS.

16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated May 15, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 23, 2003

                        PRICE COMMUNICATIONS CORPORATION



                        By:  /s/Kim Pressman
                            -----------------------------------------
                            Kim Pressman
                            Executive Vice President and Chief Financial Officer

May 15, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read Item 4 of Price Communications Corporation's (the Company) Form 8-K dated May 5, 2003, and have the following comments:

     1. We agree with the statements made in the first sentence of the first paragraph concerning the dismissal of Deloitte & Touche LLP; and the statements made in the third paragraph and the fifth paragraph.

     2. We do not agree with the statements made in the second paragraph. The Company and Deloitte & Touche had a disagreement over the accounting for certain redeemable preferred stock issued in prior years to the Company's Chief Executive Officer. This disagreement was ultimately resolved. Reference is made to Note 10 to the consolidated financial statements included in the Company's Form 10-K for the year ended December 31, 2002 for a discussion of this matter.

     3. We have no basis upon which to agree or disagree with the statements made in the first sentence of the first paragraph concerning the engagement of BDO Seidman, LLP; the statements made in the second sentence of the first paragraph; or the statements made in the fourth paragraph.


Very truly yours,


Deloitte & Touche LLP